EXHIBIT 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: Nov 01, 2010 / 03:00PM GMT

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS
 Jeff Tryka
 Lambert, Edwards & Associates - IR
 Fred Zinn
 Drew Industries Incorporated - President, CEO
 Joe Giordano
 Drew Industries Incorporated - CFO, Treasurer
 Jason Lippert
 Drew Industries Incorporated - Chairman & President of Lippert Components and Kinro
 Leigh Abrams
 Drew Industries Incorporated - Chairman of the Board

CONFERENCE CALL PARTICIPANTS
 Jamie Baskin
 Thompson Research Group - Analyst
 Bret Jordan
 Avondale Partners - Analyst
 Scott Stember
 Sidoti & Company - Analyst
 Torin Eastburn
 CJS Securities - Analyst
 Liam Burke
 Janney Capital Markets - Analyst
 Arnold Brief
 Goldsmith & Harris - Analyst
 Barry Vogel
 Barry Vogel & Associates - Analyst
 DeForest Hinman
 Walthausen & Company - Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the third-quarter 2010 Drew Industries Incorporated earnings conference call. My name is Alicia, and I will be your coordinator for today. At this time, all participants are in listen-only mode. We will be conducting a question-and-answer session towards the end of this conference. (Operator Instructions). As a reminder, this conference call is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today, Mr. Jeff Tryka, Lambert, Edwards, Drew Industries' firm. Please proceed, sir.

 Jeff Tryka - Lambert, Edwards & Associates - IR

 Thank you, Alicia. Good morning, everyone, and welcome to the Drew Industries 2010 third-quarter conference call. I am Jeff Tryka with Lambert, Edwards, Drew's Investor Relations firm. And I have with me today members of Drew's management team, including Leigh Abrams, Chairman of the Board of Drew; Fred Zinn, President and CEO and Director of Drew; Jason Lippert, Chairman and CEO of Lippert Components and Kinro; and Joe Giordano, CFO and Treasurer of Drew.

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

We want to take a few minutes to discuss our quarterly results. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws. As a result, I must caution you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements.

These factors are identified in our press releases, our Form 10-K for the year ended 2009 and in our subsequent Form 10-Qs, all as filed with the SEC.

With that, I would like to turn the call over to Fred Zinn. Fred?

 Fred Zinn - Drew Industries Incorporated - President, CEO
 Thank you, Jeff, and thank all of you for joining us on the call and on the webcast. Once again, we are very pleased with our results, particularly in light of economic conditions.

Drew's operating management team has continued to perform extremely well under difficult circumstances. In the last 18 months, the seasonal swings in our business have been even more pronounced than we've experienced in many years. This increased volatility complicates production scheduling, shipping requirements, employment levels and other factors which impact factory operations. We haven't been perfect, but I believe our team has done a darn good job under these very difficult conditions.

I am also pleased with our response to the challenges presented by the changing business environment. During the recession, our concentration was primarily on cost control, which served us well in managing through that difficult period. This year, we've taken a more balanced approach, devoting equal time and attention to opportunities available to us because of our strong financial position. The four acquisitions we completed this year and our increased spending to expand capacity demonstrate that we are ready to invest our considerable resources to enhance our growth potential. Further, we've sharpened our focus on strategic planning and the evaluation of longer-term growth opportunities so that we will have the key people and other resources necessary to continue to expand for years to come.

In the near term, however, our growth potential is primarily tied to the RV industry. Therefore, we are quite pleased that retail sales of travel trailer and fifth-wheel RVs remained so strong throughout the summer. These significant increases in demand, despite the weak economy, support our belief that the RV lifestyle continues to be a priority for families across the United States.

From April through August 2010, retail sales exceeded production of travel trailer and fifth-wheel RVs by an aggregate of more than 11,000 units, leaving RV dealer inventories in much better shape. During the seasonally slower period, we expect that RV dealers will remain cautious about their purchases and inventory levels. This could impact industry-wide production levels in the fourth quarter of 2010 compared to the fourth quarter last year, when dealers increased inventory and production significantly exceeded retail sales.

On the other hand, looking forward to 2011, continuing strength in retail demand as the economy recovers would drive dealer orders and factory production, especially with dealer inventories now at much lower levels.

We are also optimistic about the longer-term potential of the RV industry beyond 2011. Retail sales of RVs are still well below the levels reached just a few years ago. In 2007, retail sales of travel trailer and fifth-wheel RVs exceeded 275,000 units. This was nearly 100,000 units more than are expected to be sold at retail in 2010. While easier credit likely bolstered 2007 demand, we believe the RV industry is still far below its potential, particularly due to the continuing popularity of the RV lifestyle.

With continuing economic improvements, reasonable increases in credit availability and favorable demographic trends, we expect the RV industry to grow substantially in the coming years. Based on Drew's current content for towable RV of $2,200, substantial long-term growth in the RV industry should have a significant impact on Drew's results. Further, we expect to exceed industry growth by continuing to increase our content per RV, as we have for the past decade.

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

Since manufactured housing components represent only a small portion of Drew sales, I won't repeat the reasons for my positive views on the future of this industry. But we still believe there is more opportunity than risk for Drew in its manufactured housing business and related markets. By carefully controlling costs, we continue to generate favorable profits and return on assets in this segment.

We still face economic uncertainties and limited visibility about RV industry production levels over the next few months. However, I am very optimistic about Drew's long-term potential. Drew has the management team, resources, opportunities and motivation to enable us to continue our track record of consistent success over the long-term.

Now I will ask Joe Giordano to discuss our results in more detail.

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Thank you, Fred. In addition to the RV industry growth for travel trailer and fifth-wheel RVs, our content per RV continued to grow this year, as it has over the last decade. For the 12-month period ended September 2010, our content per travel trailer and fifth-wheel RV increased 9% as compared to the 12-month period ended September 2009. The increase in content for new RVs is due primarily to market share gains and new product introductions.

As a result of the recent acquisitions, further increases in our RV content are expected. In the third quarter of 2010, we refined the calculation of content per unit to better identify aftermarket sales, as well as sales to other industries. There was no change in total reported net sales for either segment.

In addition to our goal of increasing content through increased market share of our products in new RVs and manufactured homes, we have gained a greater share of the aftermarket for replacement components in both the RV and the manufactured housing industries. For the 12 months ended September 2010, our manufactured housing and RV aftermarket sales reached $27 million, an increase of 28% from the $21 million for the 12 months ended September 2009. We anticipate continued expansion of our aftermarket business.

Further, for the 12 months ended September 2010, our sales to other industries, largely modular housing and transit buses, were approximately $21 million. This represented an increase of 41% from the $15 million for the 12 months ended September 2009.

During the first nine months of 2010, we completed four acquisitions, for an aggregate cash consideration of $22 million paid at closing. In addition, contingent earn-out could be paid over the next six years, depending upon the level of sales generated from certain of the acquired products. The $12 million present value of the aggregate estimated earn-out payments has been recorded as a liability on our balance sheet.

During the third quarter, as required by the accounting literature, we reevaluated the fair value of this liability for these estimated earn-out payments, based upon future sales expectations, and recorded a gain of $900,000 in SG&A. Our current forecast for aggregate earn-out payments remains consistent with original expectations.

However, to date, the market penetration has been slower than originally assumed, reducing the estimated earn-out payments in the early years, which are expected to be offset by larger earn-out payments in the later years, resulting in a lower present value of future payments. The Company could record future adjustments in the income statement in future periods.

Each period, we are also required to record an expense or accretion equivalent to interest on this recorded liability for future earn-out payments. Accretion expense was $600,000 for the third quarter of 2010 and $1.1 million for the year-to-date 2010. In the third quarter of 2010, this accretion expense was reclassified from interest expense to SG&A in the consolidated income statement, in accordance with the accounting literature. Prior periods have been reclassified to conform to this presentation. Both the normal accretion expense and the earn-out liability adjustment are included in Other Items in the segment results.

Because so much has changed over the past year, we find it useful to compare our results for the current quarter to the most recently completed quarter. Due to the heightened seasonality in industry-wide production of RVs, our third-quarter 2010 sales were $27 million below second-quarter levels. However, third-quarter 2010 operating profit declined only $3 million from the second-quarter 2010 levels, or 12% of the sales decline. This was better than the 20% incremental margin decline we would typically expect, primarily due to the $1 million gain on the earn-out liability adjustment and lower workers' compensation and group insurance costs.

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

In addition, in an effort to retain key employees in preparation for 2011 production levels, management retained a larger workforce during the seasonal slowdown, but this additional cost was offset by significantly reducing overtime.

Further, raw material costs as a percent of sales during the third quarter of 2010 were consistent with the second quarter of 2010. During the third quarter of 2010, steel prices did not decline as anticipated just a few months ago. However, the cost of aluminum and certain other raw materials increased, contrary to what was expected.

We anticipate that raw material costs as a percent of sales during the fourth quarter of 2010 will be consistent with the third quarter of 2010.

Interest expense for the third quarter of 2010 was less than $100,000, primarily consisting of commitment and letter of credit fees under the line of credit. Interest expense is partially offset by interest income. Due to market conditions, we are currently earning very little interest income on our $57 million of cash and investments in US Treasuries and money markets currently held with Wells Fargo and JPMorganChase.

Stock-based compensation for the first nine months of 2010 was $3 million, and we anticipate an additional $1 million of expense in the fourth quarter of 2010. Drew grants stock options annually, and we expect there will be an annual grant again this November. As always, the option exercise price will be the fair market value of our stock, which is the closing price of the stock on the day before the fourth quarter Board meeting, which is set a year in advance. For 2011, I expect the income statement impact of this new grant will largely be offset by the full vesting of the 2005 stock option grant.

Our tax rate for the first nine months of 2010 was 38.8%, benefiting from a 37% rate during Q3 2010. The effective tax rate in the third quarter of 2010 was lower than normal, due primarily to the expiration of certain state and federal tax statute of limitations. For the full-year 2010, we expect an effective tax rate of 38% to 39%.

As a result of the 59% increase in net sales for the first nine months of 2010, we increased our inventory balances by $16 million during the same period. From a cash flow perspective, this increase in our inventory balance was largely offset by a $13 million increase in accounts payable, primarily due to the timing of payments. In addition, accrued expenses increased $9 million during the first nine months of 2010, primarily due to normal seasonal fluctuations.

Preliminary estimates for 2011 are that capital expenditures will be $10 million to $12 million. However, certain capital projects included in our 2010 capital expenditure forecast may not be completed until next year, which would cause our estimate for 2011 to increase. Additional capital expenditures may also be required, depending upon the extent of the sales growth and other initiatives by the Company. Depreciation and amortization is estimated to be approximately $16 million in 2011.

Thank you for your time. Now, I will turn it back to Fred.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Thank you, Joe. Operator, we can open it up for questions now.

 QUESTION AND ANSWER

 Operator

 (Operator Instructions) Kathryn Thompson, Thompson Research Group.

 Jamie Baskin - Thompson Research Group - Analyst

 Good morning, everyone. This is Jamie Baskin on the line for Kathryn. My first question, you reported today in your release a 2% decline in revenues in October. Can you tell me how have sales progressed since October and September? In other words, has there been a more meaningful drop-off in orders or has the slowdown been more gradual?

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Well, I think first, we have to recognize that we are comparing to a much stronger period last October. So last year, there were significant increases in production in the RV industry. So we need to put that in perspective when thinking about the change this October.

Jason, do you want to respond in terms of what you've seen in recent weeks for demand?

 Jason Lippert - Drew Industries Incorporated - Chairman & President of Lippert Components and Kinro

  Yes, I mean, I think we are trending for a little bit of a slowdown right now. And everybody is anticipating that dealers are cutting back inventories through the rest of this quarter, and things will get strong again in the first quarter of next year.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 And I think we need to keep in mind that that's a good thing for next year. With retail dealer inventories so low, any movement in retail demand will hopefully spur both dealer orders and production. So that would be a good thing.

 Jamie Baskin - Thompson Research Group - Analyst

 Okay. Also, we've been hearing about towable discounting in the market from our contacts. So what level discounting have you seen, and what do you think is really driving the discounting from your perspective?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I think you probably have better information and more current information in terms of that. We are supplying OEMs. We are not in direct contact with dealers.

But I would expect you are right. I don't know what is driving it, except that I think dealers are continuing to be cautious, and they are buying when they get a good bargain. I think that dealers are looking for bargains and consumers in the off-season are looking for bargains.

You have to remember, most people in the northern half of our country are not going to do a lot of RVing in December and January. So they will buy on bargains.

 Jamie Baskin - Thompson Research Group - Analyst

 Okay. And then last quarter, Drew initially tried to push through price increases to cover increases in raw materials, but then the raw material prices dropped. On the Q2 '10 call, you said you didn't have to stick with such a large increase.

Our question is why didn't you try to maintain these increases, because they appear to have had an impact on Q3 numbers? And then what are you doing going forward to mitigate the tough raw material cost and price fluctuations?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I don't think really we said that we had gone after price increases. We said, I believe, that if prices continued to increase, we would have to. Prices didn't continue to increase. Generally, for our larger raw materials, costs stayed reasonably consistent. Some went up, but most stayed reasonably consistent.

And I think at this point, the comparison between Q3 of 2010 and Q3 of 2009 is a little distorted because of Q3 2009, when prices were lower, costs were lower. So I don't foresee any significant change in raw material costs as a percentage of our sales going forward.

Jason, do you have anything to add to that?

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

 Jason Lippert - Drew Industries Incorporated - Chairman & President of Lippert Components and Kinro

 No.

 Jamie Baskin - Thompson Research Group - Analyst

 Final question is on manufactured housing. When did you start to see the impact of a more meaningful shift from multi-section homes to single-section?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I think it has been gradual. I don't know if there has been a huge shift, but over the years, those trends have changed -- not over month-by-month periods. I think you'd need to look at how it has changed a little bit from prior years. And it is down a few percent, I think, from prior years, down meaning the number of -- or the proportion of larger homes going down and the proportion of smaller homes going up a little bit. Not a huge change.

I think looking at -- for instance, in August, I think 58% of homes were multi-section. And you look back a year ago, and it was 64%. So, modest changes.

 Jamie Baskin - Thompson Research Group - Analyst

 All right. Thank you for answering my questions. That's all.

 Operator

 Bret Jordan, Avondale Partners.

 Bret Jordan - Avondale Partners - Analyst

 A couple quick questions. I guess looking at the pushing out the earn-out, is that related to a particular acquisition, or is that just across the board, the businesses you've acquired year-to-date,, the businesses are building a little more slowly than you had initially projected?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I think we only had one acquisition where we had a very significant earn-out. So it is largely related to that one.

But it is not so much that our forecast of the sales have changed. It is just the timing of it. And when you are calculating that liability, you calculate it based upon discounting to present value. So the further out your payments are, the lower the present value of those payments. And that is what happened to us in our estimates for this quarter. But not a huge change, just a modest change in terms of the timing.

 Bret Jordan - Avondale Partners - Analyst

 Okay. And then a quick question on transit. Sounds like that was pretty successful. Is that something that you are just seeing incremental market share in, or is there an underlying lift in transit in general?

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I don't know if there has yet been an underlying shift in transit, in buses. I think it is just a slow growth or modest growth on our part, and as we gain some traction and focus more on the transit bus market, hopefully we will see some healthier increases.

I think that right now, I expect that with state and local governments cutting back their spending, there probably has not been a significant increase in all kinds of buses; transit buses may be a little bit different. Jason, do you have anything to add on that?

 Jason Lippert - Drew Industries Incorporated - Chairman & President of Lippert Components and Kinro

 No.

 Bret Jordan - Avondale Partners - Analyst

 One last question. I guess as -- I may have asked this last quarter -- but as far as the new slide technology that made you probably more relevant in the motorhome category, are you seeing any real pickups or meaningful new business on that side?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Nothing that we are ready to announce, but I think we are seeing some very good progress.

 Jason Lippert - Drew Industries Incorporated - Chairman & President of Lippert Components and Kinro

 There is a lot of gravitation toward that product right now in the motorhome market for us. And it is leading to a lot of good opportunities, month in and month out. So we will continue to develop that just as quick and as meaningfully as we can here in the upcoming quarters.

 Bret Jordan - Avondale Partners - Analyst

 Great. Thank you.

 Operator

 Scott Stember, Sidoti & Company.

 Scott Stember - Sidoti & Company - Analyst

 Talk about the aftermarket sales increases. We know on the manufactured housing side how that has come about. But with regards to the RV side, is there any one, two or three products that are mentioned that are really driving that gain?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I think it is a number of gains across products. Jason, anything in particular that is standing out in terms of the aftermarket in RV?

 Jason Lippert - Drew Industries Incorporated - Chairman & President of Lippert Components and Kinro

 In the aftermarket?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes.

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

 Jason Lippert - Drew Industries Incorporated - Chairman & President of Lippert Components and Kinro

 Yes, I mean, it is certain products. We are adding products to the aftermarket portion of the business every month. I mean, with our aftermarket partners, we are trying to throw as many products their way as we can. But they pick and choose and take the ones that they feel will be the most meaningful in their marketplace. And as other products become more relevant, we throw those in. But right now, it is just a select three or four products that are probably driving that.

 Scott Stember - Sidoti & Company - Analyst

 Could you disclose what they are?

 Jason Lippert - Drew Industries Incorporated - Chairman & President of Lippert Components and Kinro

 Yes, I can. Axles is a big portion, and we do a lot of entry steps, both manuals and electrics. We do Happijac bed-lift mechanisms and some jack products, some electric-tongue jacks and stabilizer jacks and things like that, stuff that are easy to either replace or bolt on.

But every month, we are working on trying to load our aftermarket partners up with more relevant product, which has been growing over the last couple years and it will continue to grow for us.

 Scott Stember - Sidoti & Company - Analyst

 Okay, great. And Fred, some bigger-picture kind of stuff looking out. With -- you did say that most of your growth right now is tied to the RV business. Could you talk about some tangible opportunities that you might have outside of what you are seeing in transit right now?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I think it's what we've talked about before. There is -- more of our business will shift, I believe, towards motorhomes, so still within RVs.

But I believe that there is some opportunity for growth both in our RV products and in the motorhome market. Certainly the transit buses that we've talked about before, utility and cargo trailers that we've talked about before. And at some point -- we will see what happens, but at some point, I got to believe that the recreational boat market will start to recover and we'll see some additional business there.

 Scott Stember - Sidoti & Company - Analyst

 Got you. That's all I have. Thank you.

 Operator

 Torin Eastburn, CJS Securities.

 Torin Eastburn - CJS Securities - Analyst

 Fred, can you first just talk about the acquisition landscape as you see it now?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes, it has been pretty full. We've looked at quite a number of deals. We've closed four already this year. I think there is still some small window of opportunity as dealers -- as sellers, rather, get a little concerned or sellers remain concerned about changes in the tax rates that may happen next year.

But I think that it has been a pretty full pipeline.

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

 Torin Eastburn - CJS Securities - Analyst

 And how does the valuations that you are seeing there compare to the valuation of your stock?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 You mean in terms of multiples? Well, most of the deals we've done and a number of those that we've looked at are not really based upon a multiple of historical earnings. It is based upon opportunity. Several of the deals we closed were just for a portion of the price in cash up front and the balance in an earn-out depending on the future. So it is a little hard to make the comparisons to prior periods.

But I would say those that we've looked at where multiples of EBITDA were a consideration, we are still in that same range we have historically been, or a little lower. We are not going to pay more than six times, and hopefully, considerably lower.

 Torin Eastburn - CJS Securities - Analyst

 Okay, and then my other question. Usually, you see the real seasonal pickup in March or sometime around there. When will you start to get visibility into what the orders for that time period look like?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Jason, what do you think? How soon will you get a feeling about the spring selling season?

 Jason Lippert - Drew Industries Incorporated - Chairman & President of Lippert Components and Kinro

 We feel really good about the middle of February, once the shows start firing up in January. And we are anticipating inventories continue to fall up until that point. Retail has been good.

So there is a lot of -- we've had a lot of dealers in town over the last several weeks with some of the shows that we've had here, and they are all singing the same song, that inventories are reducing and there is some financial flooring difficulties out there. And I think as soon as inventories free up a little bit more, they will be ready to purchase.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I think you have to remember that dealers are very motivated by lenders to turn their inventories quickly. They have the curtailment payments. So what they buy today, they may have to start paying on before the spring selling season with their curtailment payment. So they are going to be cautious until we get into -- early part of 2011.

And we don't have -- in terms of the visibility, we don't have months of legal orders. Our visibility -- or our firm visibility is only a few weeks out or less. But of course, we do have -- Jason and his team have relationships with the customers that give a little more visibility.

 Torin Eastburn - CJS Securities - Analyst

 Okay. Thanks, Fred.

 Operator

 Liam Burke, Janney Montgomery.

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

 Liam Burke - Janney Capital Markets - Analyst

 Fred, just to talk a little bit more about the acquisition front, you picked up some interesting technology in the last year or so. Do you see the pipeline having some new technology that you can apply to your product line?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 The existing pipeline? I think it is a mix. I wouldn't be terribly surprised to see more of those type acquisitions. I think it is difficult for inventors to get funding, so they need a partner. It is difficult for inventors or startups to get in front of Thor and Forest River and Jayco and such. So they need a partner. So I wouldn't be surprised to see more of that, but I think it has been a mix.

 Liam Burke - Janney Capital Markets - Analyst

 Great. And on the cash front, your cash balance continues to grow. Your cash flow is strong. The priority is still acquisitions?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes, certainly the priority is still acquisitions.

 Liam Burke - Janney Capital Markets - Analyst

 Great. Thank you.

 Operator

 Arnold Brief, Goldsmith & Harris.

 Arnold Brief - Goldsmith & Harris - Analyst

 In the conventional mortgage market right now, it is almost impossible for a retiree to get a mortgage. The banks are only including, well, Social Security, pensions, obviously, and wage income. They are refusing to include interest income, dividend income, capital gains in determining the extent the mortgagee could carry a mortgage.

I'm wondering how much of your RV customer -- how many of your -- what percentage of your RV customers are retirees? What is the financing situation? And is that becoming a problem?

The second question would also be what is the maximum earn-out liability that you have in front of you?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 In terms of the mortgages and the availability of mortgages, I think it is probably -- I think, on balance, when you look at the financing picture for RVs in aggregate, it has gotten a little bit better.

I think that General Motors partnering up has helped. They are supplying some liquidity in the market place. I think that credit unions are still supplying some liquidity in the marketplace.

But I think in terms of home-equity lines, and if that is where you are getting at, or retirees selling their homes and having some extra cash, I think that's still a difficult part of the market. And I think it impacts not only our RV segment, but certainly it impacts our manufactured housing segment. When retirees can't sell their homes, they can't buy another home, a smaller, less expensive home, to move to a warmer climate.

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

 Arnold Brief - Goldsmith & Harris - Analyst

 I'm not thinking of selling the home; I'm thinking of actually financing a purchase, where the only income that would be included in consideration is, as I say, Social Security and pensions. They will not include dividends, interest and capital gains which are what most retirees are living off of.

So I guess I am wondering why doesn't it affect that -- doesn't that affect the purchase of an RV? And again, what percentage of your RV customers are retired?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Maybe Leigh has some input.

 Leigh Abrams - Drew Industries Incorporated - Chairman of the Board

 I think the retiree usually sells their existing home or they sell their RVs. They generally have cash to buy the new home. I don't think you see a lot of retirees buying a home for the first time.

So I think a lot of cash is coming out of the retiree from the sale of an existing home, an existing RV. It used to be about a third of RV buyers paid cash when they bought an RV, and my guess is those are the retirees that are buying an RV and they are paying cash for it.

It is your younger generation, from 30 on up, that is financing the RV.

 Arnold Brief - Goldsmith & Harris - Analyst

 Do you have an idea what percent are retired?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I think it is a fairly broad range across all age spectrums. I wouldn't be surprised -- I think there is some data, so if you want the details, I think there is some data on the RVIA website that may be helpful. But I would guess it is probably on the order of 25% or 35%.

 Arnold Brief - Goldsmith & Harris - Analyst

 And you haven't seen any problem in financing their purchase?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 No, I think that financing is still difficult, improving, but difficult. I think for different reasons than you are explaining, though. I think there is an availability question, and I think that credit requirements are still tough.

 Arnold Brief - Goldsmith & Harris - Analyst

 I can tell you it's a serious, serious, serious problem in the conventional mortgage loans. The maximum earn-out liability?

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 In terms of the earn-out liability, we currently have about $12 million recorded on our books, and that represents the present value. If you were to just take an undiscounted cash flow, that would be $15 million or $16 million. And several of the larger products do have caps, but some of the products don't have caps.

So I couldn't give you an absolute maximum. But luckily, that on each one of those, even after the royalty payment, we continue to -- will make money. So the larger the amount of the earn-out payment on some of those, the better we are going to do.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 But I would -- right now, our estimate is an undiscounted amount of around $15 million to $16 million. And that is pretty close to what a cap would be, except for, as Joe said, on some of these smaller products directly.

 Arnold Brief - Goldsmith & Harris - Analyst

 Thank you very much.

 Operator

 Barry Vogel, Barry Vogel & Associates.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Fred, I have two questions, because a lot of my questions have been answered. Has the concentration of towables producers, which has really accelerated in the last 15 to 20 months, has it and do you think it will affect your pricing in any way in terms of sale of your RV components?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I know you are referring primarily to Thor's acquisition of Heartland and some other consolidation moves, as you said. And I think that Thor has always been -- or has historically been a very significant customer for us. They were a 30% customer and now they are more.

I think in either case, they have some leverage, as we do. I don't think that the balance is going to change significantly. I think that they may see some -- we may see some requests for price reductions, and we may try and offset some of that with some new business. But I don't see anything major on the horizon. I don't think anything has happened of significance, and I don't see anything major on the horizon. Is that fair to say, Jason?

 Jason Lippert - Drew Industries Incorporated - Chairman & President of Lippert Components and Kinro

 Yes.

 Barry Vogel - Barry Vogel & Associates - Analyst

 The other question, I think a miracle occurred in the last few weeks where the FHA and Ginnie Mae finally, I think, gave initial approvals for changing the rules on FHA financing for manufactured housing. Do you think that is going to affect the industry in any positive way next year?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Well, I think some of our customers have a little more insight. I did listen to the conference calls that have been held so far, and I think they are not looking for a short-term impact. They think there is potential improvement over the long-term, as we get into, let's say, the middle of next year. But everybody is cautious, because it has taken so long and what little was done in the prior quarters hasn't had an awful lot of impact. So I would say cautious optimism.

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

 Leigh Abrams - Drew Industries Incorporated - Chairman of the Board

 There is a difference between them saying they are going to do it and actually doing it.

 Barry Vogel - Barry Vogel & Associates - Analyst

 We know that. We know that (multiple speakers). Thank you very much. You guys do a great job.

Operator

 Arnold Brief, Goldsmith & Harris.

 Arnold Brief - Goldsmith & Harris - Analyst

 Just one other question. How would you see the sales mix of this company five years from now? I'm trying to get some feel for how important your strategic effort to diversify the revenue base is on you guys. You've gone into transit and some other stuff. Now, is this a major strategic effort to diversify that revenue base? How do you see it five years down the road?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I would say a moderate change in the mix. I'm hoping, and I expect, that we will still have opportunities over that time frame in recreational vehicles, as they become more feature-laden, and as we add more products. But I think that other markets will gain as a share of our sales. I don't think we are going to see 40% of our sales in these related markets.

But what I didn't mention before is that we have products that we could sell in the aftermarket, outside of manufactured housing and recreational vehicles. We have that as an additional. I think when you look at all of those markets together, whether it is modular housing, potential in recreational boating, cargo and utility trailers, transit buses, I think all of that together can have a reasonably significant -- hold a reasonably significant share of our sales, but not 40% -- 20% ish, 10% to 25%.

 Leigh Abrams - Drew Industries Incorporated - Chairman of the Board

 Just one other thing. Fred always says that manufactured housing represents 10% of the housing market. The housing market is as low as it has been right now. The housing market picks up to traditional levels, maybe to twice at what it is now, we could probably anticipate doubling sales in manufactured housing. That is a big item, with high-margin -- high incremental margin pickups.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 That is a very good point. I think that is not only a possibility, but I think a fairly good one.

 Arnold Brief - Goldsmith & Harris - Analyst
 Thank you.

 Operator

 (Operator Instructions) DeForest Hinman, Walthausen & Company.

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

 DeForest Hinman - Walthausen & Company - Analyst
 I had a couple questions. I thought I heard Leigh on the call. But mostly for Leigh and Fred, I find it interesting that we are seeing very high commodity prices for farming products, which probably bodes well for farmers going into next year. And we are seeing a lot of sales strength from Polaris. Can you kind of talk about what you've seen historically when we have had farm incomes in the US at very high levels?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I don't know the answer to that. Do you have any insight, Leigh?

 Leigh Abrams - Drew Industries Incorporated - Chairman of the Board

 No. I mean, if you are talking about the general economy, neither Fred or I are economists. You would just have to try to guess whether the country really is turning around. And my personal opinion is, which is not worth very much, is that we probably are on a very slow growth trajectory. Probably going to take several years to come out of this situation that we are in right now. And a lot of that is going to depend on US deficits. How do we finance those deficits?

So there are just questions that probably haven't been around before. But long-term, I think we are coming out of it and coming out of it very, very slowly.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I have seen reports that say there is becoming more and more of a distinction between the haves, so to speak, in our economy, and the have-nots. And whether it is the farm part of the economy or other sections of the economy, as they are more haves, I do think we will see increases in purchases by those groups in recreational vehicles.

I think that is one of the reasons why RVs have performed better than many portions of our economy over the past couple of years. I mean, we are talking about double-digit increases in retail sales of recreational vehicles in the past year or less, and certainly far, far less favorable performance in other parts of the economy.

So whether it is farmers, I don't know. But I do think that as different parts of the economy improve, we will see growth in RVs.

 DeForest Hinman - Walthausen & Company - Analyst

 Okay. And then the cash on the balance sheet, want to kind of revisit this question. I think I've asked it before. What level of cash are you comfortable with? Historically, we haven't made very large acquisitions. Just kind of looking back historically, I don't think in any given year we've spent more on acquisitions than we currently have on the balance sheet.

And then with probably a positive working capital contribution in the fourth quarter, I mean, are we looking at any share repurchase activity or special dividend?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Well, certainly our focus remains on acquisitions. But in the third quarter, in September, we did buy a few shares. If you are looking at our statement of cash flows for the quarter, you will see that we did buy some shares. And that is something we talk about each quarter at our Board meetings, and we will look at market conditions and such to determine whether we will buy additional shares.

But I think if we are not making acquisitions of size over the next few quarters, you can expect that we will look more seriously -- more and more seriously at buying shares.

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Correct. And looking at working capital in the fourth quarter, our accounts receivables should come down. Payables will come down also to offset that. But that is generally timing, because we will build that back up in the beginning of the first quarter.

 DeForest Hinman - Walthausen & Company - Analyst

 Okay. Thank you.

 Operator

 There are no further questions at this time. This does conclude the question-and-answer portion of the call. I would now like to turn the call back over to Fred Zinn for closing remarks. Please proceed, sir.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Thank you, and thank you all very much for participating. You always ask good questions. It always makes us think and kind of think through our businesses even more than we typically do.

And I look forward to seeing some of you at the RV show in Louisville at the end of November; I know some of you do attend. And I look forward to speaking with all of you on our next conference call in February. Thank you again.

 Operator

 Ladies and gentlemen, thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Have a great day.

 Editor

 Forward-Looking Statements

This transcript contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company's Common Stock and other matters. Statements in this transcript that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this transcript, and in our subsequent filings with the Securities and Exchange Commission.

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Final Transcript
Nov 01, 2010 / 03:00PM GMT, DW - Q3 2010 Drew Industries Incorporated Earnings Conference Call

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and steel-based components, vinyl, aluminum, glass and ABS resin) and other components, availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles ("RVs"), availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed manufactured homes and RVs, the disposition into the market by the Federal Emergency Management Agency ("FEMA"), by sale or otherwise, of RVs or manufactured homes purchased by FEMA, changes in zoning regulations for manufactured homes, sales declines in the RV or manufactured housing industries, the financial condition of our customers, the financial condition of retail dealers of RVs and manufactured homes, retention and concentration of significant customers, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, national and regional economic conditions and consumer confidence affect the retail sale of RVs and manufactured homes.

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